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NEWS RELEASE
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                                                    National Steel Corporation
                                                    4100 Edison Lakes Parkway
                                                    Mishawaka, IN 46545
                                                    (219) 273-7000

Media Contact:                 Clarence J. Ehlers
                               (219)273-7327

Analyst and Investor Contact:  Joseph A. Rainis
                               (219)273-7158


                 NATIONAL STEEL DECLARES COMMON STOCK DIVIDEND

Mishawaka, IN, November 8, 1999 - National Steel Corporation (NYSE: NS) today announced that its Board of Directors declared a cash dividend of $0.07 per common share, payable on December 9, 1999 to stockholders of record at the close of business on November 24, 1999.

This is National Steel's eighth consecutive quarterly dividend paid an common shares.

Headquartered in Mishawaka, Indiana, National Steel Corporation is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat-rolled products. National Steel employs approximately 9,200 employees. Visit National Steel's website at: www.nationalsteel.com.